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                                                                     EXHIBIT 3.1

                            CERTIFICATE OF AMENDMENT
                                     OF THE
                          CERTIFICATE OF INCORPORATION
                                       OF
                               BNC MORTGAGE, INC.
                             A DELAWARE CORPORATION


BNC Mortgage, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), pursuant to the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

FIRST: The Certificate of Incorporation of the Corporation is hereby amended by adding ARTICLE IX as follows:

         "In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to make, amend, alter or repeal the Bylaws of the Corporation."

SECOND: The amendment to the Certificate of Incorporation of the Corporation set forth in this Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL by (a) the Board of Directors of the Corporation having duly adopted a resolution setting forth such amendment and declaring its advisability and submitting it to the stockholders of the Corporation for their approval, and (b) the stockholders of the Corporation having duly adopted such amendment by vote of the holders of a majority of the outstanding stock entitled to vote thereon at the annual meeting of stockholders for 1999 called and held upon notice in accordance with Section 222 of the DGCL.

IN WITNESS WHEREOF, the Corporation has caused its corporate seal to be hereunto affixed and this Certificate of Amendment to be signed by Kelly W. Monahan, its President, and attested by its Secretary, on December 14, 1999.

           /s/ KELLY W. MONAHAN
           -------------------------
           Kelly W. Monahan
           President

ATTEST:    /S/ EVAN R. BUCKLEY
           -------------------------
           Evan R. Buckley
           Secretary